                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported) March 11, 1999
                                                          --------------

                              EBS Building, L.L.C.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

     000-24167                                         43-1794872
------------------------                 ------------------------------------
(Commission File Number)                 (I.R.S. Employer Identification No.)

                         c/o PricewaterhouseCoopers LLP
--------------------------------------------------------------------------------
                                800 Market Street

                         St. Louis, Missouri 63101-2695
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (314) 206-8500
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
--------------------------------------------------------------------------------
          (Former Name or Former Address, If Changed Since Last Report)

ITEM  5.  OTHER EVENTS.

         EBS Building, L.L.C. (the "Company") was organized for the exclusive purposes of acquiring, owning, managing, maintaining, repairing, leasing, selling, hypothecating, mortgaging or otherwise dealing with the building located at 501 North Broadway in downtown St. Louis, Missouri (the "Building"), and for receiving, administering and distributing any disposition proceeds relating thereto. All of the Company's income is derived from the rental of office space in the Building.

         On March 9, 1999, Edison Brothers Stores, Inc. ("Edison Brothers") a tenant of the Building, filed, together with seven of its affiliates, for Chapter 11 bankruptcy in the U.S. Bankruptcy court in Delaware. Edison Brothers currently leases 206,450 square feet of rentable office space in the Building, or approximately 48% of total rentable space. As of March 9, 1998, the Company had an account receivable from Edison Brothers in an amount equal to $157,106.50 which is the amount of the monthly rental payment that was due on March 1, 1999. The ultimate effect of the bankruptcy filing by Edison Brothers on the operating results of the Company is not known at this time.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              EBS BUILDING, L.L.C.
                              (Registrant)

                              By: PricewaterhouseCoopers LLP, as Manager


Date:  March 11, 1999         By:      /s/ Keith F. Cooper
                                 -----------------------------------------------
                                       Keith F. Cooper
                                       Partner - PricewaterhouseCoopers LLP